EXHIBIT 10.4
                                 SECOND MORTGAGE

      THIS MORTGAGE is given on April 28, 1998 by Celebrity Entertainment, Inc. whose address is 214 Brazilian Avenue, Suite 400, Palm Beach, FL 33480 (herein "Mortgagor") to Brad H. Muller, whose address is 464 Meadow Lark Drive, Sarasota, FL 34236 ("Mortgagee").

      Mortgagor and Mortgagee have entered into a Joint Venture Agreement contemporaneously herewith. Pursuant to that Agreement, Mortgagee is entitled to a preferential distribution of $275,000 by June 5, 1998, certain stock being issued, as well as other performances. This Mortgage is granted by Mortgagor to secure performance of all obligations of Mortgagor to Mortgagee including, but not limited to payment of the preferential distribution and all other performances due to Mortgagee under the terms of the Joint Venture Agreement. To secure these performances, Mortgagor does hereby mortgage, grant and convey to Mortgagee the following property located in Marion County, Florida:

See Exhibit "A"

      Together with all improvements now or hereafter erected on the property and all easements and appurtenances thereto, and all machinery, apparatus, equipment and fixtures now or hereafter a part of the property, as well as all water, sewer, utility, streets, roads, walkways or other structural elements thereto, as well as all replacements or additions thereto. All of the foregoing is referred to in this Mortgage as the "Property".

            Mortgagor covenants that Mortgagor is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and the Property is unencumbered except for that First Mortgage in a principal amount not to exceed $350,000 in favor of Roger Martin Real Estate Employees' Profit Sharing Plan and Trust and Reno R. Ouelette ("First Mortgage"), such easements, governmental matters, assessments, subdivision or deed restrictions of record. Mortgagor warrants and will defend generally the title of the Property against all claims and demands, subject to the matters set forth above.

            Mortgagor covenants and agree as follows:

      1. Mortgagor shall promptly perform or cause to be performed all obligations of Mortgagor under the Joint Venture Agreement and Mortgagor agrees to timely make all payments due on the First Mortgage and accompanying Promissory Note and to timely perform all obligations called for under the First Mortgage.

      2. Mortgagor will fully and completely comply with all terms and conditions of this Mortgage.

      3. Mortgagor will pay all taxes due on the Property by escrow if required by the first mortgage, or otherwise prior to March 30th of each year.

      4. Mortgagor will keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards, included within the term "extended coverage" and any other hazards, including food, floods or flooding, for which Mortgagee requires insurance. This insurance shall be maintained in amounts and for periods Mortgagee requires, provided that such coverage shall not exceed or duplicate the coverage required by the first mortgagee, except that it shall be in an amount equal to the full value of the improvements. All insurance policies and any renewals thereof shall be acceptable to Mortgagee and shall include a standard mortgage clause and shall name Mortgagee as a loss payee. If Mortgagor fails to maintain insurance coverage as described in this paragraph, then Mortgagee, at Mortgagor's cost, shall have the right to obtain full coverage or single interest coverage on the Property.

      5. Mortgagor shall maintain the Property in good condition, shall comply with all ordinances or regulations applicable to the Property and shall not destroy, damage or impair the Property, allow the Property to deteriorate, or commit waste on the Property. Mortgagor shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that, in Mortgagee's judgment, could result in forfeiture of the Property or otherwise materially impair the lien created by this Mortgage.

      6. If Mortgagor fails to perform the covenants and agreements contained in this Mortgage or if there is a legal proceeding that may significantly affect Mortgagee's rights in the Property (such as a proceeding in foreclosure, bankruptcy probate, for condemnation or forfeiture or to enforce laws or regulations), then Mortgages may, but is not required to, do and pay for whatever is necessary to protect the value of the Property and Mortgagee's rights in the Property. Mortgagee's actions may include paying any sums secured by a lien which has priority over the Mortgage, appearing in Court, paying reasonable attorneys' fees and entering on the Property to make repairs. Any amounts expended or disbursed by Mortgagee under this paragraph shall become additional debt of Mortgagor secured by this Mortgage and shall bear interest from the date of disbursement at the maximum rate allowed by law.

      7. Mortgagee or its agent may make reasonable entries upon and inspections on the Property. Mortgagee shall give Mortgagor notice at the time of or prior to inspection specifying reasonable cause for the inspection.

      8. The proceeds for any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation are hereby assigned to Mortgagee as additional security for performance of the obligations hereunder and to the extent any such proceeds shall come into existence, they shall be paid to Mortgagee to be held in escrow until all performances, obligations and liabilities secured hereby have been satisfied in full.

      10. Mortgagor shall not lease the Property, or any parcel thereof, to any person or entity other than Mortgagor, except rentals of rooms or spaces in the ordinary course of business but shall take no advance payments for more than two months rent. Further, Mortgagor does hereby assign to Mortgagee all rents, profits, income, issues and revenues of the Property and each parcel thereof as further security under this Mortgage. Mortgagor acknowledges and agrees that in the event of default, Mortgagee shall have the immediate right to directly collect all rents, profits, issues, income and revenues of the Property and each parcel thereof and that Mortgagor will take no action or attempt to interfere with this direct collection, and that in addition to this right, Mortgagee shall have all rights under any Florida Statutes concerning assignment of rents, including but not limited to the provisions of Fla. Stat. Section 697.07 as amended from time to time.

      11. Annually, but not later than May 1st of each year after the execution hereof, Mortgagor shall deliver to Mortgagee, evidence that all real estate taxes for the prior year have been paid in full, that no special assessments have been made against the Property, that no environmental claims or assessments have been made against the Property and the status of any lease of the Property. In addition, Mortgagor shall simultaneously deliver financial statements and tax returns for Mortgagor for the prior year and for all months through the date of delivery of the financial statements. Further, if at any time any law suit or claim of any type of nature is made against Mortgagor which claim is an amount in excess of $5,000, or in the event that any actions brought, including but not limited to actions brought by the Department of Professional Regulation, or the subject of any 30-day letter or similar demand for payment of Federal, State or local taxes, within 10 days after receipt of such notice, claim a lawsuit or proceeding, Mortgagor shall deliver to Mortgagee a copy of all documents pertaining to such matters. Mortgagor agrees that the failure to comply with the provisions of this section shall not constitute technical defaults, but rather shall be considered as material and the equivalent of monetary defaults hereunder.

      12. Extension of the time for payment or modification of the due date of the sum secured by this Mortgage granted by Mortgagee to Mortgagor or any successor in interest to Mortgagor shall not operate to release the liability of Mortgagor. Any forbearance by Mortgagee in exercising any right or remedy on one or more than one occasion shall not be a waiver or preclude the exercise of any right or remedy.

      13. If all or any part of the Property or any interest is sold or transferred, directly or indirectly, without Mortgagee's prior written consent, this Mortgage shall be in default and Mortgagee shall be entitled to treat all possible obligations or liabilities that may be due under the agreements referenced above to be due and commence foreclosure and other appropriate actions hereunder.

      14. Mortgagor shall, by not cause or permit the presence, use, disposal, storage or release of any hazardous substances on the Property. Mortgagor shall not do, nor allow anyone else to do anything affecting the Property that is in violation of any environmental law. Mortgagor has made due inquiry and investigation into the present condition of the Property, and hereby acknowledge and represent that no condition exists on the Property in violation of any Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Florida Resource Recovery and
Management Act and the Pollution Spill Prevention and Control
Act. Further, Mortgagor does hereby specifically represent that the Property does not and has never contained asbestos, PCBs or other toxic materials, nor has been the location or subject of any underground storage tanks, radioactive elements or any other hazardous substance. Mortgagor represent that there is no civil, criminal or administrative suit, demand or claim, hearing, notice, demand letter, notice of violation, investigation or proceeding pending or threatened against the Mortgagor relating in any way to any Environmental Law, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Mortgagor, and each of them, jointly and severally, hereby agree to indemnify, reimburse, defend and hold harmless Mortgagee, its officers, directors or other agents and assigns, from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or nature (including without limitation, cleanup costs, attorneys', paralegals', consultants' or experts' fees and disbursements and costs of litigation) which at any time may be imposed, incurred or asserted, expended or awarded by or against Mortgagee as a result of any environmental condition on the Property now or in the future or the inaccuracy of any warranty made by Mortgagor pursuant to this paragraph. Mortgagor agrees that any damages or liabilities incurred by Mortgagee by virtue of any environmental problem associated with the Property or owed pursuant to this indemnification shall be secured by this Mortgage.

      15. Mortgagor shall be in default on this Mortgage if any of the following events occur and remain uncured after five (5) days written notice from Mortgagee to Mortgagor:

            a. Mortgagor shall fail to pay any obligations, liabilities or other amounts due under the terms of the First Mortgage or shall fail to observe or perform any obligations or terms of the First Mortgage, or shall be in default under the First Mortgage or any documents executed in connection therewith.

            b. Mortgagor shall default or fail to timely perform Mortgagor's obligations to Mortgagee under the terms of the Joint Venture Agreement dated April 28, 1998 between Mortgagor and Mortgagee or shall attempt to grant or grants any junior lien on the Property or attempt to sell or sells all or any part of the Property.

            c. J. William Metzger shall cease to be the Executive Vice President or a higher ranking officer of Mortgagor, or shall be removed from his day-to-day operational responsibilities for any reason.

            d. Mortgagor shall default under any warranty or covenant of Mortgagor contained in this Mortgage.

            e. Any federal or state tax lien, claim of lien for labor and materials, junior mortgage or junior lien, judgment of more than $5,000, regulatory decision or other Court Order that affects, the licensing or operation of Celebrity Fish Camp and RV Park, or any transfer or attempted transfer of any portion of the business assets of Celebrity Fish Camp and RV Park, the Property or any rights in connection therewith, or any effort is made to lease or grant any other license or similar rights in the Property without Mortgagee's written consent.

      16. In the event of occurrence of a default as described in Paragraph 15, or under the Agreement, then and in such event, Mortgagee shall be entitled to immediately demand performance of all obligations due under the Joint Venture Agreement whether or not such obligations and performances were yet due under the terms of the Joint Venture Agreement or related documents. In the event of a default, Mortgagee shall be entitled to exercise all rights available to a mortgagee under Florida law separately or cumulatively, including but not limited to the right to seek foreclosure of the Property and obtain a judgment on the Joint Venture Agreement or do both independently or simultaneously and Mortgagor shall not assert that the independent or simultaneous prosecution of any and all remedies allowed under applicable law or hereunder shall constitute an election or bar to the assertion of any such remedy.

      17. After default, in the discretion of Mortgagee, Mortgagee will have the absolute right to seek and obtain appointment of a receiver for the Property and the business operated thereon and each or either parcel thereof. Mortgagee shall be entitled to the appointment of a receiver as a matter of right regardless of the value of the Property or either parcel thereof and without regard to the solvency or payment ability of Mortgagor. Mortgagee may exercise this right in any Court having jurisdiction, without notice and Mortgagor agrees that it shall raise no defense or otherwise interfere with the appointment of a receiver and that such receiver shall be vested with such duties and powers to the fullest extent allowed by applicable law. In addition, Mortgagor agrees that any receiver appointed shall have the right to advertise the Property for sale, rent either or all of the Property or take such other action as will cause the Property to generate revenues including but not limited to removal of the existing tenants or occupants and replacement with tenants and occupants paying or capable of paying amounts in excess of those paid by the then current tenants or occupants.

      18. If Mortgagee employs an attorney to enforce or protect its rights hereunder or its rights in the Property, then and in such event, Mortgagor agrees to pay and fully and completely indemnify Mortgagee for all costs and expenses incurred by Mortgagee in connection therewith including reasonable attorneys' fees and legal assistants fees for services rendered prior to litigation and during all trial, appellate, bankruptcy court or other proceedings.

      19. Mortgagor agrees that time is of the essence in connection with the performance owed Mortgages hereunder.

      20. The Mortgagor, knowingly and voluntarily, WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE PURSUIT, ASSERTION OR RESOLUTION OF ANY CLAIM OR DEFENSE THAT HAS BEEN ASSERTED OR MAY EVER BE ASSERTED OR ASSERTABLE BY MORTGAGOR UNDER THE AGREEMENT, ADDENDUM, COVENANT, GUARANTEE OR OTHER PURCHASE DOCUMENTS AND MORTGAGE OR UNDER ANY LAW OR THEORY
GOVERNING THE RELATIONSHIP OF THE PARTIES. THIS WAIVER OF JURY TRIAL SHALL EXTEND TO ALL MATTERS BETWEEN THE PARTIES AND SHALL BE UNCONDITIONAL AND ABSOLUTE. IN THE EVENT THAT ANY COLLATERAL MATTER IS JUDICIALLY DETERMINED TO BE OUTSIDE THE SCOPE OF THIS WAIVER OF JURY TRIAL OR IF THIS WAIVER OF JURY TRIAL IS DETERMINED TO BE UNENFORCEABLE IN ANY DEGREE, THEN THIS WAIVER OF JURY TRIAL SHALL BE AUTOMATICALLY MODIFIED TO ENCOMPASS SUCH MATTERS SO THAT NO MATTER INVOLVING MORTGAGOR AND MORTGAGEE SHALL BE SUSCEPTIBLE TO TRIAL BY JURY.

      IN WITNESS WHEREOF, Celebrity Entertainment, Inc. accepts and agrees to the terms of this Mortgage and sets its hands and seals to this Mortgage on this 28th day of April, 1998.

Signed, sealed and
delivered in the presence of:
                                          Celebrity Entertainment, Inc.

/s/                                       /s/
                                          J. William Metzger
                                          Executive Vice President
                                          "Mortgagor"

STATE OF FLORIDA

COUNTY OF PALM BEACH

BEFORE ME the undersigned authority, personally appeared J. William Metzger, Executive Vice President of Celebrity Entertainment, Inc. who is authorized to conduct the business of the corporation and who is personally known to me or who has produced a valid Drivers License as identification, and who executed the foregoing for the purposes stated therein and who did take an oath on this 28th day of April, 1998.

                                          /s/
                                          NOTARY PUBLIC, State of Florida at
                                          Large

                                          My Commission expires:12/28/01